                                                                     EXHIBIT 3.1


                         CERTIFICATE OF AMENDMENT TO THE
                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                           NATIONAL ENERGY GROUP, INC.

                                   ----------
                     PURSUANT TO SECTION 103 AND SECTION 242
                        OF THE GENERAL CORPORATION LAW OF
                              THE STATE OF DELAWARE

                                   ----------

         The undersigned, Bob G. Alexander, certifies that he is the President and Chief Executive Officer of National Energy Group, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), and does hereby further certify as follows:

         FIRST: The name of the Corporation is National Energy Group, Inc.

         SECOND: This Certificate of Amendment to the Corporation's Amended and Restated Certificate of Incorporation was unanimously approved by the Board of Directors of the Corporation and thereafter duly adopted by the stockholders of the Corporation in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         THIRD: Article FOURTH of the Amended and Restated Certificate of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

                  "FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 15,000,000 shares, consisting of Common Stock $0.01 par value per share, issuable in series."


         IN WITNESS WHEREOF, the Company has caused this Certificate of Amendment to its Amended and Restated Certificate of Incorporation to be signed by Bob G. Alexander, its President and Chief Executive Officer, this 12th day of June, 2002.

                                  National Energy Group, Inc.


                                  By:   /s/ Bob G. Alexander
                                     ------------------------------------------
                                        Bob G. Alexander
                                        President and Chief Executive Officer


                                       1